Exhibit 12


                             WACHOVIA CORPORATION
                      RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                   Year
                                              Three Months        Ended
                                                  Ended        December 31,
                                             March 31, 1998        1997
                                             --------------    ------------
(A) EXCLUDING INTEREST ON DEPOSITS
Earnings:
 Income before income taxes   . . . . . . . . .  $287,648        $  869,119
 Less capitalized interest  . . . . . . . . . .      (202)             (167)
 Fixed charges  . . . . . . . . . . . . . . . .   240,017           884,806
                                                 --------        ----------
  Earnings as adjusted  . . . . . . . . . . . .  $527,463        $1,753,758
                                                 ========        ==========

Fixed charges:
  Interest on purchased and other short
    term borrowed funds  . . . . . . . . . . . . $138,893        $  478,162
  Interest on long-term debt . . . . . . . . . .   95,553           387,107
  Portion of rents representative of the
    interest factor (1/3) of rental expense         5,571            19,537
                                                 --------        ----------
    Fixed charges  . . . . . . . . . . . . . . . $240,017        $  884,806
                                                 ========        ==========

Ratio of earnings to fixed charges  . . . .  . .     2.20 X            1.98 X

(B) INCLUDING INTEREST ON DEPOSITS:
  Adjusted earnings from (A) above . . . . . . . $527,463        $1,753,758
  Add interest on deposits . . . . . . . . . . .  344,240         1,303,549
                                                 --------        ----------
    Earnings as adjusted . . . . . . . . . . . . $871,703        $3,057,307
                                                 ========        ==========

Fixed charges:
  Fixed charges from (A) above . . . . . . . . . $240,017        $  884,806
  Interest on deposits . . . . . . . . . . . . .  344,240         1,303,549
                                                 --------        ----------
  Adjusted fixed charges . . . . . . . . . . . . $584,257        $2,188,355
                                                 ========        ==========
Adjusted earnings to adjusted fixed
  charges. . . . . . . . . . . . . . . . . . . .     1.49 X            1.40 X

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